Exhibit 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction
of Incorporation	Name

INTERNATIONAL:
Australia	Nordson Australia Pty. Limited
Austria	Nordson GmbH
Belgium	Nordson Benelux S.A./N.V.
Brazil	Nordson do Brasil Industria e Comercio Ltda.
Canada	Nordson Canada Limited
China	Nordson (China) Co. Ltd.
Colombia	Nordson Andina Limitada
Czech Republic	Nordson CS, spol.s.r.o.
Denmark	Nordson Danmark A/S
Finland	Nordson Finland Oy
France	Nordson France S.A.
France	Dosage 2000(1)
Germany	Nordson Deutschland GmbH(2)
Germany	Nordson Engineering GmbH
Hong Kong	Nordson Application Equipment, Inc.
India	Nordson India Private Limited
Italy	Nordson Italia S.p.A.
Japan	Nordson K.K.
Japan	Nordson Asymtek K.K.
Malaysia	Nordson (Malaysia) Sdn. Bhd.
Mexico	Nordson de Mexico, S.A. de C.V.
The Netherlands	Nordson Benelux B.V.
The Netherlands	Nordson European Distribution B.V.
The Netherlands	Nordson B.V.
New Zealand	Nordson New Zealand
Norway	Nordson Norge A/S
Poland	Nordson Polska Sp.z.o.o.
Portugal	Nordson Portugal Equipamento Industrial, Lda.
Russia	Nordson Deutschland GmbH — Representative Office
Singapore	Nordson S.E. Asia (Pte.) Ltd.
South Korea	Nordson Sang San Limited
Spain	Nordson Iberica, S.A.
Sweden	Nordson AB
Switzerland	Nordson (Schweiz) A.G.(3)
United Kingdom	Nordson (U.K.) Limited
United Kingdom	Nordson U.V. Limited.

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Subsidiaries of the Registrant — Continued

Jurisdiction
of Incorporation	Name

DOMESTIC:
California	Asymptotic Technologies, Inc.(4)
California	March Plasma Systems, Inc.
Connecticut	Electrostatic Technology, Inc.
Georgia	J and M Laboratories
New Jersey	Horizon Lamps, Inc.
Ohio	Nordson U.S. Trading Company
Rhode Island	Electron Fusion Devices, Inc.
Rhode Island	EFD, International, Inc.(5)

Ownership Legend

(1)	Owned by Electron Fusion Devices, Inc.

(2)	Owned by Nordson Engineering GmbH and Nordson Corporation

(3)	Owned by Nordson Benelux S.A./ N.V.

(4)	Doing business as Asymtek

(5)	Owned by Electron Fusion Devices, Inc.

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